GATX Corporation
                                Deferred Fee Plan
                             As Amended and Restated
                             As of October 25, 1996

1.       Purpose

         The  purpose  of the  Deterred  Fee Plan  (the  "Plan")  is to  provide
         non-officer   directors  of  GATX   Corporation   (the   "Company")  an
         opportunity to receive that portion of their annual retainer and meeting attendance fees paid in cash on a deferred basis.

2.       Definitions

         Unless the context otherwise requires, the following words as used herein shall have the following meanings:

         (a)     "Board" -- The Board of Directors of the Company.

         (b) "Directors' Fees" -- The annual retainer and Board and committee meeting attendance fees paid to each non-officer director, a portion of which is to be paid in cash (the "Cash Portion"), and a portion of which is to be credited to an account established for each Director in units equal to the number of shares of GATX Corporation Common Stock which may be purchased with the amount so credited.

         (c) "Participant" -- An eligible member of the Board who elects to participate in the Plan.

         (d) "Deferred Fee" -- That part of the Cash Portion of the Directors' Fees elected to be deferred hereunder.

3.       Eligibility

         Each non-officer member of the Board shall be eligible to participate in the Plan.

4.       Election of Deferred Compensation

         Each eligible person elected as a director during a calendar year, may, prior to the beginning of the next calendar quarter, elect to defer all or any part of the Cash Portion of his or her Directors' Fees. Currently eligible directors may elect prior to the end of any calendar year to participate in the Plan with respect to Directors' Fees to be paid in the subsequent calendar year. Once a Participant has made an election to participate in the Plan, such participation shall continue from year to year thereafter until withdrawn or

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         changed by submitting a completed election form before the beginning of any succeeding calendar year. Elections shall be irrevocable during each calendar year.

5.       Manner of Electing Deferral

         A Participant may elect to defer all or any part of the Cash Portion of Directors' Fees by giving written notice to the Secretary of the Company on the form of election attached hereto as Exhibit A. Such notice shall include:

         (1) the percentage of the Cash Portion of the Directors' Fees to be deferred,

         (2) an election to receive a cash payment of the deferred fee either as a lump-sum or in annual installments (not to exceed ten), and

         (3) the date of the lump-sum payment or the first installment payment (which may be January 15 of the year following the year in which continuous service as a director terminates or January 15 of a stated year preceding the Participant's 71st birthday).

6.       Deferred Fee Account

         A Deferred Fee Account shall be maintained for each Participant ("Participant's Account"). Cash and interest thereon shall be credited to a Participant's Account as set forth in the following paragraph.

         Until payment of the Deferred Fees are made to the Participant in accordance with Section 7, all amounts credited to a Participant's Account shall accrue interest at a rate equal to the twenty-year US Government Bond rate in effect on the 15th day of January, April, July and October of each year. Interest shall be compounded monthly. As promptly as practicable following the close of each calendar year, a statement will be sent to each Participant reflecting the balance in the Participant's Account as of the end of such year.

7.       Payment of Deferred Fees

         Each Participant shall be entitled to receive a cash payment equal in amount to the Deferred Fees credited to such Participant's Account (less taxes, if any, required to be withheld by the Federal or any state or local government and paid over to such government for the Participant) in accordance with such Participant's election(s) with respect to date and manner of payment.


         If an election is made to receive payments in annual installments, the amount of the first payment shall be a fraction of the balance in the Participant's Account as of the day preceding such payment, the numerator of which shall be one and the denominator of

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         which shall be the total number of installments  elected. The amount of each subsequent payment shall be a fraction of the balance of the Deferred Fees credited to the Participant's Account as of the day preceding each subsequent payment, the numerator of which shall be one and the denominator of which shall be the total number of installments elected minus the number of installments previously paid. No withdrawal may be made from a Participant's Account except as provided in this
         Section 7.

         In the event of a Participant's death, the Participant's designated beneficiary shall continue to receive payment according to the Participant's election(s). In the absence of a designated beneficiary, the balance credited to the Participant's Account shall be determined as of the date of death, and an amount equal to such balance shall be paid in a single payment to the Participant's estate as soon as reasonably possible thereafter.

         A Participant who has elected installment payments and who is eligible to receive such payments, or a Participant's beneficiary, may apply to the Secretary of the Company for acceleration of the payments based on hardship and demonstrated need. The Board of Directors of the Company or a designated Committee thereof, shall consider the merits of each such application and determine if the facts warrant permitting such an acceleration. Any such determination of the Board or Committee shall be final and binding on both parties.

8.       Change of Control

         Notwithstanding any other provision of the Plan or of Election Forms executed by Participants hereunder, the full unpaid balance credited to the Participant's Account shall be paid in a single payment to the Participant or the Participant's beneficiary or estate, as applicable, as promptly as practicable following the occurrence of both (a) a change in control of GATX Corporation (as defined below) and (b) the Participant's termination of service on the Board of Directors of GATX Corporation.

         For purposes of this Deferred Fee Plan, the term "change in control" shall mean the occurrence of any of the following events:

         (a) Receipt by GATX Corporation of a Schedule l3D report confirming that a person or group owns beneficially 20 percent or more of the stock of GATX Corporation.

         (b) Any purchase under a non-GATX Corporation tender or exchange offer for stock of GATX Corporation following which the offeror owns beneficially 20 percent or more of such stock.

         (c) Shareholder approval of any merger in which GATX Corporation is not the surviving corporation or survives only as a subsidiary of another corporation, consolidations or sales of all, or substantially all, of GATX Corporation's assets.

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         (d)     A change in the majority of the Board of Directors of GATX
                 Corporation not recommended by the incumbent directors.

9.       Participant's Rights Unsecured

         No fund is to be created to meet payment obligations under this Plan, and the right of a Participant to receive any unpaid portion of any amounts credited to the Participant's Account shall be an unsecured claim against the general assets of the Company.

10.      Non-assignability

         The right of a Participant to receive any unpaid portion of any amounts credited to his or her account shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation, except that a Participant may designate, on forms provided by the Company, a beneficiary to receive unpaid installments in the event of such Participant 's death.

11.      Administration

         The administrator of this Plan shall be the Secretary of the Company, who shall have authority to adopt rules and regulations for carrying out the Plan and to interpret and implement the provisions hereof.

12.      Amendment and Termination

         This Plan may at any time be amended, modified or terminated by the Board. No amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant's rights with respect to amounts credited to the Participant's Account.

13.      Effective Date

         The Plan, as amended, will become effective on the day, month and year first above written, and will continue in effect until terminated by the Board.



                                                          GATX Corporation

                                               By: /S/ William L. Chambers
                                                  ----------------------------
                                               Vice President - Human Resources

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